As filed with the Securities and Exchange Commission on May 16, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0449487 (I.R.S. Employer Identification No.)
515 Galveston Drive
Redwood City, CA 94063
(650) 298-5300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Michael S. Rabson
General Counsel
Maxygen, Inc.
515 Galveston Drive
Redwood City, CA 94063
(650) 298-5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Proposed maximum
Title of each class of		aggregate	Amount of
securities to be registered(1)	Amount to be registered(1)(2)	offering price(1)(2)	registration fee(3)
Common Stock, par value $0.0001 per share	—	—	—
Preferred Stock, par value $0.0001 per share	—	—	—
Debt Securities	—	—	—
Warrants	—	—	—
Units
Total	$150,000,000	$150,000,000	$4,605

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $150,000,000. Subject to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), in no event will the aggregate initial offering price of the securities issued under this registration statement exceed $150,000,000, or if any securities are issued in any foreign currency units, the U.S. dollar equivalent of $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amount and number of shares of common stock as may be issued upon conversion of preferred stock or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amount and number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amount and number of shares of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2007
PROSPECTUS
$150,000,000
Maxygen, Inc.
Common Stock, Preferred Stock,
Debt Securities, Warrants and Units
     We may offer and sell an indeterminate number of shares of our common stock, preferred stock, debt securities, warrants and units from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities.
     We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 5.
     Our common stock is traded on the Nasdaq Global Market under the symbol “MAXY.” On May 15, 2007, the closing price of our common stock was $ 9.80.
     Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The date of this prospectus is                               , 2007.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell our common stock, preferred stock, debt securities, warrants or units in one or more offerings up to an aggregate dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities offered. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus and the prospectus supplements, includes the material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described herein under “Where You Can Find More Information” and “Documents Incorporated By Reference” before buying securities in this offering.
     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.
     You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We are not making an offer of these securities in any jurisdiction where the offer is not permitted
     As used in this prospectus, “Maxygen,” “company,” “we,” “our,” and “us” refer to Maxygen, Inc., except where the context otherwise requires or as otherwise indicated.
ABOUT MAXYGEN
     We are a biotechnology company pursuing the discovery and development of improved next-generation protein pharmaceuticals for the treatment of disease and serious medical conditions. Our leading clinical and pre-clinical stage product candidates include the following:
•	MAXY-G34, a next-generation granulocyte colony stimulating factor, or G-CSF, for the treatment of neutropenia;

•	MAXY-alpha, a next-generation interferon alpha product for the treatment of hepatitis C virus infection; and

•	MAXY-VII, a next-generation factor VII product for the treatment of uncontrolled bleeding in trauma, intracerebral hemorrhage and other indications.
     In August 2006, we initiated a Phase I clinical trial in the United States to evaluate MAXY-G34 and we plan to initiate Phase II clinical trials of MAXY-G34 in the first half of 2007. In November 2006, F. Hoffmann-La Roche Ltd. initiated a Phase Ia clinical trial in New Zealand to evaluate MAXY-alpha for the treatment of hepatitis C virus (HCV) infection. In addition, we currently intend to advance one of our MAXY-VII product candidates into clinical trials for the treatment of hemophilia, and we are evaluating our plans for the continued development of our MAXY-VII product candidates for acute bleeding indications.

     We began operations in 1997 to commercialize technologies originally conceived at Affymax Research Institute, then a subsidiary of what is now GlaxoSmithKline plc. We were incorporated in Delaware on May 7, 1996. Our principal executive offices are located at 515 Galveston Drive, Redwood City, CA 94063. Our telephone number is (650) 298-5300. Our website address is www.maxygen.com. Information contained in our website is not a part of this prospectus.
RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information” and “Incorporation of Documents By Reference.”
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of these forward-looking statements include, but are not limited to, statements regarding the following:
•	our ability to develop products suitable for commercialization;

•	our predicted development and commercial timelines for any of our potential products, including the timing of any commencement of clinical trials of any product candidate and the progress of such clinical trials;

•	our liquidity and future financial performance;

•	the establishment, development and maintenance of any manufacturing, clinical research or collaborative relationships;

•	the effectiveness of our MolecularBreeding directed evolution platform and other technologies and processes;

•	our ability to protect our intellectual property portfolio and rights;

•	our ability to identify and develop new potential products;

•	the attributes of any products we may develop; and

•	our business strategies and plans.
     These statements are only predictions. Risks and uncertainties and the occurrence of other events could cause actual results to differ materially from these predictions. Important factors that could cause our actual results to differ materially from the forward-looking statements include those noted in “Risk Factors” above.
     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. Other than as required by applicable law, we disclaim any obligation to update or revise any forward-looking statement contained in this report as a result of new information or future events or developments.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     As we have incurred losses in each of the periods presented below, our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends, if any, by the following amounts (in thousands):

	Three Months
	Ended
	March 31	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Deficiency of earnings available to cover fixed charges and combined fixed charges and preferred stock dividends	$(9,839)	$(15,482)	$(35,052)	$(47,691)	$(30,370)	$(31,175)
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus to fund our research and development activities and for general corporate purposes, including capital expenditures and working capital. We also may use a portion of our net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.
PLAN OF DISTRIBUTION
     We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements:
•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.
     Our securities may be offered and sold:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
     Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.
     Each prospectus supplement, to the extent applicable will describe the number and terms of the securities to which such prospectus supplement relates, including:
•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.
Underwritten Offerings
     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.
Direct Sales and Sales through Agents
     We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.
Rights Offerings
     We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
     Securities may also be sold in one or more of the following transactions:
•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.
     We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
     Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.
Indemnification
     Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.
Stabilization
     In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
     The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.
     Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.
Passive Market-Making on Nasdaq
     Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements
     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing arrangement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
     If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Other Relationships
     Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which is listed on the Nasdaq Global Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.
THE SECURITIES WE MAY OFFER
     We may sell from time to time, in one or more offerings:
•	common stock;

•	preferred stock;

•	debt securities; and/or

•	warrants to purchase any of the securities listed above.
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to complete a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
     This section describes the terms of our common stock and preferred stock and summarizes certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is only a summary and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, any applicable certificate of designations for a series of preferred stock and the DGCL and other applicable law. Copies of our amended and restated certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value. As of April 30, 2007, there were 36,787,743 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
     Each share of common stock entitles its holder to one vote on all matters to be voted upon by stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may apply to any outstanding preferred stock, holders of common stock may receive ratably any dividends that the board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of preferred stock that may be outstanding. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be issued under this prospectus will be fully paid and non-assessable.
Preferred Stock
     Under our amended and restated certificate of incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:
•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.
     All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

     We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:
•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
     The term “equity securities” does not include convertible debt securities.
Potential Anti-Takeover Effects
     Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that, together with the ownership position of our officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

     Under our restated certificate of incorporation and bylaws:
•	our board of directors can issue preferred stock without any vote or further action by our stockholders;

•	all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent;

•	stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and meet specific requirements as to the form and content of such notice; and

•	subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.
     In addition, our amended and restated certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board. Our amended and restated certificate of incorporation also limits the personal liability of our directors to our company and our stockholders to the fullest extent permitted by applicable law. The inclusion of this provision in our amended and restated certificate of incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care.
     We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.
     In general, Section 203 defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. We expect the existence of Section 203 to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Transfer Agent And Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.
Listing on the Nasdaq Global Market
Our common stock is listed on the Nasdaq Global Market under the symbol “MAXY.”
DESCRIPTION OF DEBT SECURITIES
     We may issue debt securities from time to time in one or more series, including senior debt securities and subordinated debt securities. This section summarizes the material terms of our senior and subordinated debt securities that will be common to all series of such debt securities. The senior and subordinated debt securities will be issued under an indenture between us and a bank or trust company which will be identified in a prospectus supplement, as trustee. The indentures for the senior and subordinated debt securities will be subject to and governed by the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. Together, the senior debt securities and subordinated debt securities are called debt securities and the senior indenture and subordinated indenture are called indentures. The prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities.
     The following is a summary of selected terms, provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, we urge you to read the indentures for the senior and subordinated debt securities because they, and not this description, define your rights as a holder of these debt securities. We have filed the forms of the indentures for the senior and subordinated debt securities as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Documents By Reference” for information on how to obtain copies of the indentures. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities.” In this section, the words “we” “us” or “our” refer only to Maxygen and not to any of our subsidiaries.
     Each prospectus supplement and any supplemental indenture may add, delete, update or change the terms of the debt securities as described in this prospectus. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.
General
     Debt securities may be issued in separate series without limitation as to aggregate principal amount, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. We may specify a maximum aggregate principal amount for the debt securities of any series.
     The prospectus supplement will set forth:
•	whether the debt securities will be senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.
     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.
Exchange and Transfer
     Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
     We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
     In the event of any potential redemption of debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
     We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
     The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.
     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement occurs.
     As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; and

•	considered to be holders of those debt securities under the indentures.
     Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
     Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
     Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
     Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.
     The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent
     The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.
     We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All monies paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Covenants
     Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our property or capital stock or that of any subsidiary, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets
     Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:
•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.
Events of Default
     Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:
(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment within 30 days of when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.
     An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

     If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.
     If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
     After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.
     Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
     A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.
     Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.
     We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.
Modification and Waiver
     Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
     However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of any debt security;

•	reduce the principal of, premium, if any, on or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium on or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right, if any, to convert any debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.
     Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:
•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to conform the text of the indentures to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indentures;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.
     The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Satisfaction and Discharge; Defeasance
     We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.
     Each indenture will contain one or more provisions that permits us to elect:
•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:
(1)	the subordination provisions under the subordinated indenture; and

(2)	covenants as to payment of taxes and maintenance of corporate existence.
     To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.
     If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of the debt securities and replacement of lost, stolen or mutilated debt securities.
Notices
     Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
     The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
Regarding the Trustee
     The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.
     The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
     Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.
     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
     We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:
•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).
     We may resume payments and distributions on the subordinated debt securities:
•	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.
     No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.
     If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”).
     In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
Certain Definitions
     “permitted junior securities” means:
(1)	equity interests in Maxygen; or

(2)	debt securities that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than, the notes are subordinated to senior indebtedness under the indenture.
     “senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:
•	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries, and

•	the subordinated debt securities.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination of the foregoing. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued directly by us or under a warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

•	the price at which each share of common stock, preferred stock or debt securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
DESCRIPTION OF UNITS
     The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
     We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
     We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     We will describe in the applicable prospectus supplement the terms of the series of units, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
     The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance in Series
     We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
     Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
     We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.
LEGAL MATTERS
     Certain legal matters in connection with the securities will be passed upon for us by Heller Ehrman LLP, Menlo Park, California. As of the date of this prospectus, Julian N. Stern, the sole shareholder of a professional corporation that was a partner of a predecessor of Heller Ehrman LLP, beneficially owns 65,702 shares of the Company’s common stock.

EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information and reporting requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3, of which the accompanying prospectus is a part, under the Securities Act with respect to the securities offered hereby. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you without including it in this prospectus or a prospectus supplement, by referring you to those documents. All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed incorporated by reference into the prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this prospectus. We incorporate by reference the documents listed below, as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is complete:
•	Our annual report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 14, 2007, including certain information specifically incorporated by reference therein from our Definitive Proxy Statement for our 2007 Annual Meeting of Stockholders filed with the Commission on April 16, 2007;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 8, 2007;

•	Our current report on Form 8-K filed on March 13, 2007; and

•	The description of our common stock contained in our registration statement on Form 8-A, as filed on December 7, 1999 with the SEC, including any amendments or reports filed for the purpose of updating such description.
     Notwithstanding the foregoing, unless specifically stated otherwise, none of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may furnish from time to time to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
     We will provide a copy of the documents we incorporate by reference in the registration statement of which this prospectus is a part, including any exhibits, at no cost, to any person, including any beneficial holder, who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Maxygen, Inc., 515 Galveston Drive, Redwood City, CA 94063, Attention: Investor Relations, (650) 298-5300.

$150,000,000
MAXYGEN, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
PROSPECTUS
, 200

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The expenses to be paid by us in connection with the offering of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$4,605
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$15,000
Trustee and Transfer Agent Fees	$25,000
Printing Fees and Expenses	$20,000
Miscellaneous Expenses	$10,000

Total	$124,605

Item 15. Indemnification of Directors and Officers
     Section 102(b)(7) of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. Our amended and restated certificate of incorporation contains a provision that eliminates directors’ personal liability to the full extent permitted by Section 102(b)(7) of the DGCL as set forth above.
     Under Section 145 of the DGCL, we have broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our amended and restated certificate of incorporation and bylaws require us to indemnify its directors and officers to the full extent permitted by the DGCL. Our amended and restated certificate of incorporation and bylaws also require us to advance litigation expenses upon receipt of an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.
     We have entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. We also maintain an insurance policy for our directors and officers insuring against certain liabilities arising in their capacities as such.
Item 16. Exhibits
          See Exhibit Index on page II-5 of this registration statement.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     Provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(e) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) The undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 16, 2007.

MAXYGEN, INC.
By:	/s/ Russell J. Howard
Russell J. Howard
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL BY THESE PERSONS PRESENT, that the persons whose signatures appear below do hereby constitute and appoint Lawrence W. Briscoe and Michael S. Rabson, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Russell J. Howard Russell J. Howard	Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2007

/s/ Lawrence W. Briscoe Lawrence W. Briscoe	Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2007

/s/ Isaac Stein Isaac Stein	Director	May 16, 2007

/s/ M.R.C. Greenwood M.R.C. Greenwood	Director	May 16, 2007

/s/ Ernest Mario Ernest Mario	Director	May 16, 2007

/s/ Gordon Ringold Gordon Ringold	Director	May 16, 2007

/s/ James R. Sulat James R. Sulat	Director	May 16, 2007

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (1)

4.1	Specimen Common Stock Certificate (Exhibit 4.1 to Amendment No. 1) (2)

4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.*

4.3	Form of Senior Indenture.

4.4	Form of Subordinated Indenture.

4.5	Form of Debt Security.*

4.6	Form of Warrant Agreement (together with form of Warrant Certificate).*

4.7	Form of Unit Agreement.*

5.1	Opinion of Heller Ehrman LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Statement of Eligibility of Trustee on Form T-1. (3)

*	To be filed by amendment or as an exhibit to a report under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(1)	Incorporated by reference to the corresponding exhibit to Maxygen’s Quarterly Report on Form 10-Q (File No. 000-28401) for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.

(2)	Incorporated by reference to the indicated exhibit to Maxygen’s Registration Statement on Form S-1, as amended (No. 333-89413) initially filed with the Securities and Exchange Commission on October 20, 1999.

(3)	The Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to any indenture is to be filed subsequently and separately under electronic form type 305B2.